Exhibit 10.15

FIRST AMENDMENT
TO
AMENDED AND RESTATED INTERCREDITOR AGREEMENT
This FIRST AMENDMENT (this “Amendment”), dated as of December 14, 2017, is made by and between LONGITUDE VENTURE PARTNERS II, L.P., a Delaware limited partnership in its capacity as the holder of the Longitude Obligations (in such capacity, together with its successors and assigns in such capacity, the “Longitude Holder”), DENTAL INNOVATIONS BVBA, a private limited liability company organized under the laws of Belgium, in its capacity as collateral agent for the DI Holders (in such capacity, together with its successors and assigns in such capacity, the “DI Collateral Agent”), ALPHAEON CORPORATION, a Delaware corporation (the “Borrower”), and EVOLUS, INC., a Delaware corporation (the “Guarantor”) and amends that certain Amended and Restated Intercreditor Agreement originally made as of July 26, 2016 as amended and restated as of April 19, 2017, by and among the Longitude Holder, DI Collateral Agent, the Borrower and the Guarantor (the “Agreement”; Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as in the Agreement as amended by this Amendment).
RECITALS
WHEREAS, pursuant to the Agreement, the Longitude Holder and the DI Collateral Agent (on behalf of the DI Holders), entered into certain agreements regarding the DI Obligations, the Longitude Obligations, the Liens in the Collateral, and the certain rights and obligations of the parties under the DI Documents and the Longitude Documents;
WHEREAS, the DI Note Agreement, the DI Notes, the Evolus/DI Longitude Guaranty and Security Agreement, the Evolus/Longitude Guaranty and Security Agreement and the Stratshpey Subordination Agreement have each been amended in certain respects as of the date hereof and the Stockholder Agreement and Marmo Subordination Agreement are being entered into, in each case in contemplation of circumstances relating to potential sales of the Guarantor’s securities, and the parties hereto desire to make conforming amendments to the Agreement.
WHEREAS, pursuant to Section 9.2 of the Agreement, the Agreement may be amended, modified, supplemented or waived only by the Longitude Holder and DI Collateral Agent.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good, fair and valuable consideration and reasonably equivalent value, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT

1.	Amendment. Subject to Section 2, the Agreement is hereby amended as follows:

1.1.	The first recital of the Agreement is hereby amended by deleting the phrase beginning with “Whereas” and ending with “restating” where it first appears therein and replacing it in full as follows:
“WHEREAS, reference is made to the Third Amended and Restated Secured Convertible Bridge Note, dated as of December 14, 2017, amending and restating that certain Second Amended and Restated Secured Convertible Bridge Note, dated as of April 19, 2017, which amended and restated”

1.2.	The following defined terms in Section 1 of the Agreement are hereby amended and restated in their entirety as follows:
“DI Documents” means the DI Note Agreement, each DI Note issued thereunder, the DI Security Documents, the Stockholder Agreement, the Strathspey Subordination Agreement, the Marmo Subordination Agreement, and all agreements, documents and instruments entered into in connection therewith.
“Longitude Documents” means the Longitude Note Agreement, the Longitude Security Documents, the Stockholder Agreement, the Strathspey Subordination Agreement, the Marmo Subordination Agreement and all agreements, documents and instruments entered into in connection therewith.

1.3.	Section 1 of the Agreement is hereby amended by adding thereto the following definitions in their entirety in alphabetical order:
“Marmo Subordination Agreement” means that certain Subordination Agreement, dated as of December 14, 2017, by and between the Borrower, the Guarantor, the DI Collateral Agent and the Longitude Holder, as “Senior Creditors” thereunder, and David Marmo (as Contributor’s Representative to certain parties) as “Subordinated Creditor” thereunder.
“Registerable Securities” has the meaning set forth in the Stockholder Agreement.
“Registration Rights” has the meaning set forth in Section 3(e) hereof.
“Stockholder Agreement” means that certain Evolus, Inc., Stockholder Agreement, dated as of December 14, 2017, by and between the Guarantor, the Borrower, the DI Collateral Agent, and the Longitude Holder.
“Strathspey Subordination Agreement” means that certain Evolus, Inc., Subordination Agreement, dated as of December 14, 2017, by and between the Borrower, the DI Collateral Agent and the Longitude Holder, as “Senior Creditors” thereunder, and SCH-AEON, LLC (formerly known as Strathspey Crown Holdings, LLC), as “Subordinated Creditor” thereunder.

1.4.	Section 2.5 of the Agreement is hereby deleted and amended and restated in its entirety as follows.
“2.5 Release of Lien With Respect to Series 2 Notes. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Qualified Transaction (as such term is defined in a DI Series 2 Note), in the event that the holder of such Series 2 Note elects to retain its Series 2 Note pursuant to Section 4.1 thereof, such Series 2 Note shall no longer be secured by the Collateral, and the provisions of Section 2.1, Section 2.2(ii), Section 2.3 and Section 2.4, shall no longer apply to the parties hereto with respect to such holder of such Series 2 Note. Such Series 2 Note that is unsecured as provided in this Section 2.5, shall not be entitled to the benefits of any Collateral and shall not share in the proceeds of any Collateral.”

1.5.	Section 3(d) of the Agreement is hereby deleted and amended and restated in its entirety as follows:
“(d)    Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Qualified Transaction (as such term is defined in a DI Series 2 Note), in the event that the holder of such DI Series 2 Note elects to retain its DI Series 2 Note pursuant to Section  4.1 thereof, then such DI Series 2 Note shall no longer be secured by the Collateral, and provisions of Section  3(b) and 3(c) including, without limitation, the provisions regarding the sharing of Collateral between the Longitude Holder, the DI Collateral Agent and the DI Creditors, shall no longer apply to the parties hereto with respect to such holder of such DI Series 2 Note. Such Series 2 Note that is unsecured as provided in this Section 3(d) shall not be entitled to the benefits of any Collateral and shall not share in the proceeds of any Collateral.”
The following Section 3(e) is hereby added to the Agreement:
“(e) The parties hereto acknowledge and agree that the DI Collateral Agent and the Longitude Holder have the right to an assignment of the Borrower’s right, title and interest under the Stockholder Agreement including, without limitation, the Borrower’s registration rights thereunder in connection with the Registerable Securities, as set forth in Section 2.10 of the Stockholder Agreement (the “Registration Rights”). The DI Collateral Agent and the Longitude Holder hereby agree that such Registration Rights shall be exercised by the DI Collateral Agent on behalf of, and as agent for, the DI Holders and the Longitude Holders, provided that (i) the DI Collateral Agent shall exercise such Registration Rights in consultation with the Longitude Holder, including, without limitation, in connection with the timing of the sale of the Registerable Securities thereunder, and (ii) in the event that the DI Collateral Agent has not commenced the process to register such Registerable Securities within 20 days after the occurrence of a DI Event of Default or a Longitude Event of Default, the DI Collateral Agent shall, upon the request of the Longitude Holder, take such actions as may be necessary to register such Registerable Securities in accordance with the Stockholder Agreement on behalf of the DI Holders and the Longitude Holder; provided, however, that, in the case of clause (i) the duty to consult with the Longitude Holder shall not restrict the DI Collateral Agent from exercising the Registration Rights and taking other actions incidental thereto as the DI Collateral Agent deems appropriate in the event that the DI Collateral Agent and the Longitude Holder do not agree on any matter, and in the case of clause (ii), in no event shall the DI Collateral Agent be obligated to take any such actions prior to the expiration of the Longitude Standstill Period. Any proceeds received by the DI Collateral Agent or the Longitude Holder in respect of the Collateral, including with respect to the exercise of such Registration Rights, shall be applied to the Longitude Obligations and the DI Obligations on a pari passu and pro rata basis, until the Longitude Obligations and the DI Obligations shall have been indefeasibly paid in full in cash.”

1.6.	Section 4(c) of the Agreement is hereby amended and restated in full as follows:
“(c) In the event that the Borrower (or the Guarantor, on behalf of the Borrower) does not make payment of all of the entire amounts payable to the holders of the DI Notes under Section 1.5, Section 1.6, Section 1.7, Section 1.8 or Section 1.9 of the

DI Notes and the entire amount payable to the Longitude Holder under Section 1.5, Section 1.6, Section 1.7, Section 1.8 or Section 1.9 of the Longitude Note Agreement on the date required for such payment, as set forth therein, then such amounts payable by the Borrower (or the Guarantor, on behalf of the Borrower) to the DI Holders and the Longitude Holder under such sections of the DI Notes and the Longitude Note Agreement shall be paid to such DI Holders and the Longitude Holder entitled thereto on a pari passu and pro rata basis, until such amounts are paid in full.”

1.7.	The last sentence of Section 5(b) of the Agreement is hereby amended to read in full as follows.
“Notwithstanding the foregoing, in the event that all of the DI Notes have been either converted to equity pursuant to Section 4 of the applicable DI Note or, as applicable, retained as an unsecured DI Series 2 Note pursuant to Section 4 of the DI Series 2 Notes, then the provisions of this Section 4(b) shall no longer apply and Longitude shall have no restrictions on its pursuit of Enforcement Actions against the Collateral..”

1.8.	The last sentence of Section 5(c) of the Agreement is hereby amended to read in full as follows.
“Notwithstanding the foregoing, in the event that all of the DI Notes have been either converted to equity pursuant to Section 4 of the applicable DI Note or, as applicable, retained as an unsecured DI Series 2 Note pursuant to Section 4of the DI Series 2 Notes, then the provisions of this Section 4(c) shall no longer apply.”

1.9.	Section 7 of the Agreement is hereby amended to read in full as follows:
“7. Agent for Perfection. The DI Collateral Agent agrees that, with respect to (a) the Registration Rights, and (b) any Collateral for which a security interest may only be perfected by possession, custody or control of such Collateral (including, without limitation, by means of execution of a control agreement), to the extent that the DI Collateral Agent holds such Registration Rights or Collateral, the DI Collateral Agent shall be deemed to serve as the agent of Longitude Holder solely for purposes of registering the Registerable Securities and perfecting the Liens and security interests of the Longitude Holder (subject to the obligation to allocate the proceeds thereof as provided under Section 3(b) hereof). The DI Collateral Agent shall have no duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Longitude Holder or otherwise under this sentence, and the Longitude Holder hereby waives and releases the DI Collateral Agent from all claims and liabilities arising pursuant to its role as such representative; provided, however, such waiver shall not apply with respect to any such claim and/or liability to the extent it arises from the gross negligence or willful misconduct. It is understood and agreed that this Section 7 is intended solely to assure (i) the registration of the Registrable Securities pursuant to the Stockholder Agreement, and (ii) the continuous perfection of the Liens granted to Longitude Holder under the Longitude Security Documents, and the DI Collateral Agent, on the one hand, and the Longitude Holder, on the other hand, shall not have by reason of this Section 7 a fiduciary relationship in respect to the other.”

2.	Conditions Precedent to Effectiveness. The satisfaction or waiver of each of the following shall constitute conditions precedent to the effectiveness of the amendments set forth in Section 1 above:

2.1.	This Amendment shall have been duly executed and delivered by the parties hereto, and the same shall be in full force and effect.

2.2.
The Longitude Holder and DI Collateral Agent shall have received the Marmo Subordination Agreement, the Strathspey Subordination Agreement, the Stockholder Agreement and such other Longitude Documents or DI Documents as may be requested, duly executed and delivered by the parties thereto and in form and substance satisfactory to each of the Longitude Holder and DI Collateral Agent, and the same shall be in full force and effect.

3.
Amendment and Ratification. The parties agree that the Agreement is hereby amended in accordance with this Amendment. Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Agreement shall remain in full force and effect, and shall be binding upon each of the parties under the Agreement.

4.
Counterparts. This Amendment and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

5.
Governing Law; Incorporation by Reference. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Delaware. Section 9 of the Agreement is hereby incorporated into this Amendment by this reference, mutatis mutandis.

6.
Further Assurances. Each party to this Amendment will promptly execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Amendment and the transactions contemplated hereunder.

7.	Headings. The section headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

8.	Effect on the Agreement and the other Longitude Documents and DI Documents.

8.1.
The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Longitude Holder or DI Collateral Agent under the Agreement or any other Longitude Document or DI Document. The modifications set forth herein are limited to the specifics hereof.

8.2.
Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement, and each reference in the other Longitude Documents and DI Documents to “the Intercreditor Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as modified and amended hereby.

8.3.
To the extent that any terms and conditions in any of the Longitude Documents or the DI Documents shall contradict or be in conflict with any terms or conditions of the Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Agreement as modified or amended hereby.

8.4.	This Amendment is a Longitude Document and a DI Document.

9.
Severability. Any provision of this Amendment that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such provision or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

LONGITUDE VENTURE PARTNERS II, L.P.
By:	Longitude Capital Partners II, LLC, its General Partner

By	/s/ Juliet Tammenoms Bakker
Name:	Juliet Tammenoms Bakker
Title:	Managing Member

DENTAL INNOVATIONS BVBA

By	/s/ Frank Laukoetter
Name:	Frank Laukoetter
Title:	Managing Director

By	/s/ Didier Westen
Name:	Didier Westen
Title:	Managing Director

ALPHAEON CORPORATION

By	/s/ Murthy V. Simhambhata
Name:	Murthy V. Simhambhata
Title:	President

EVOLUS, INC.

By	/s/ Murthy V. Simhambhata
Name:	Murthy V. Simhambhata
Title:	President

[Signature Page to First Amendment to A&R Intercreditor Agreement]